Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY CLOSES SENIOR NOTES OFFERING AND

PROVIDES OPERATIONAL UPDATE

DALLAS, Texas, September 25, 2024 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced the closing of its previously announced senior notes offering and provided an operational update.

Closing of Senior Notes Offering

On September 25, 2024, Matador successfully closed its private offering (the “Offering”) of $750 million of 6.250% senior unsecured notes due 2033. Matador is using the net proceeds from the offering to repay borrowings outstanding under Matador’s credit facility, including all of the $250 million in outstanding borrowings under Matador’s term loan, making the Offering debt neutral.

Brian J. Willey, Matador’s Executive Vice President and Chief Financial Officer, commented, “Last week was a significant week for Matador. On Wednesday, September 18, 2024, we closed the Ameredev acquisition, which is the largest acquisition in Matador’s history. We funded the all-cash purchase price of $1.832 billion, which amount is subject to customary post-closing adjustments, through a $1 billion increase in commitments under our credit facility and began immediately integrating the Ameredev assets into our operations. We express our appreciation to PNC Bank as the lead bank under our credit facility as well each of the other 18 banks that facilitated the $1 billion increase in our credit facility and the closing of the Ameredev acquisition.

“Later during the week, on Friday, September 20, 2024, we launched and priced the Offering and are pleased to announce the closing of the Offering today. This transaction was debt neutral as we used the proceeds from the Offering to repay borrowings outstanding under our credit facility. We estimate that the Offering results in interest expense savings of approximately $1 million per month for the remainder of 2024 as compared to the interest expense we would have incurred under the credit facility. We again thank each of our banks who supported the Offering and helped to facilitate a smooth and beneficial transaction. This successful Offering was more than three times oversubscribed and provides us with additional liquidity and optionality as we execute on our plans for the remainder of 2024 and 2025.

“The integration of the Ameredev assets is off to a strong start. Shortly after closing the Ameredev acquisition, Matador was able to temporarily produce over 200,000 barrels of oil and natural gas equivalent during a day for the first time in Matador’s history. This production milestone was achievable due to strong flush production from new wells on the Ameredev assets and Matador’s strong legacy acreage position.

“Following the Ameredev acquisition, we expect that our debt-to-EBITDA ratio will be between 1.3 and 1.4 times as of September 30, 2024. We anticipate using free cash flow as well as the proceeds from sales of non-core assets, such as the recently announced acquisition by Enterprise of Piñon Midstream, from which we expect to receive our proportionate share of the proceeds based on our approximate 19% indirect interest, to repay the debt under our credit facility. We expect that our debt-to-EBITDA ratio will again be 1.0 times or less in the middle of next year.”

Operational Update

The integration of Ameredev’s assets is a primary focus for Matador for the remainder of 2024. Similar to the Advance acquisition in 2023, Matador plans to deploy one drilling rig immediately on the acquired acreage and then proceed with two completion crews focusing on 11 wells expected to be turned to sales in the first half of 2025 on the Pimento and Firethorn leases.

Matador operations continue to lead Delaware Basin innovations with further “U-Turn” well developments and trimul-frac completion operations across the basin. Building upon the success of Matador’s first “U-Turn” wells in its West Texas asset area in 2023, Matador has successfully drilled and cased five additional “U-Turn” wells in Eddy and Lea Counties, New Mexico in 2024, with expected savings of $3 million per “U-Turn” well. These five “U-Turn” wells are expected to be turned to sales in the second half of 2024. Furthermore, trimul-frac integration continues to increase across Matador’s completion operations. Using remote fracturing operations, Matador recently completed its first remote trimul-frac operation reducing completion days by 25% and saving approximately $1.1 million as compared to previously planned simul-frac and zipper-frac completion operations.

Christopher P. Calvert, Matador’s Executive Vice President and Chief Operating Officer, commented, “Nothing demonstrates the excitement about an acquisition like immediately getting to work on the acreage acquired. We plan to pull forward operational efficiencies such as simul-frac, trimul-frac and dual-fuel technologies on the Ameredev assets, which we expect to result in synergies of approximately $160 million from our drilling, completing and equipping operations over the next five years. We look forward to talking more about these operational efficiencies as well as the performance of the Ameredev assets and our existing assets during our third quarter earnings conference call next month.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, oil, natural gas and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits, opportunities and results with respect to the Ameredev Acquisition, including any expected value creation, reserves additions, midstream opportunities, successful integration of the Ameredev assets, operational efficiencies and related synergies, receipt of proceeds from the sale of Piñon Midstream and other anticipated impacts from the Ameredev Acquisition, as well as other aspects of the transaction, guidance, projected or forecasted financial and operating results, future liquidity, interest expense savings, the Company’s future leverage ratio, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, disruption from the Company’s acquisitions, including the Ameredev Acquisition, making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Company’s acquisitions, including the Ameredev Acquisition; the risk of litigation and/or regulatory actions related to the Company’s acquisitions, including the Ameredev Acquisition, as well as the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of the Company’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on the Company’s operations due to seismic events; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the Ameredev Acquisition; availability of sufficient capital to execute its business plan, including from future cash flows, available borrowing capacity under its revolving credit facilities and otherwise; the operating results of and the availability of any potential distributions from our joint ventures; weather and environmental conditions; and the other factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Senior Vice President – Investor Relations

investors@matadorresources.com

(972) 371-5225

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